Exhibit 10.18

sql technologies Corp.

2018 STOCK INCENTIVE PLAN

AS AMENDED AND RESTATED

STOCK OPTION AGREEMENT

Name of Participant:	[ ]
Date of Grant:	[ ]
Number of Option Shares:	[ ]
Option Price:	[ ]
Type of Option (check one):	________ Incentive Stock Option (ISO)
________ Non-qualified Stock Option (NSO)
Right to Exercise:	[ ]

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THIS AGREEMENT SHALL BE VOID IF IT HAS NOT BEEN EXECUTED AND RETURNED TO THE COMPANY WITHIN THIRTY (30) DAYS AFTER THE DATE OF GRANT. THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THIS OPTION AGREEMENT AND THE SECURITIES UNDERLYING THIS OPTION AGREEMENT MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH SALE, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR UNTIL THE COMPANY SHALL HAVE RECEIVED A LEGAL OPINION SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, THAT SUCH SECURITIES MAY BE LEGALLY SOLD OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION AND COMPLIANCE.

sql technologies Corp.

STOCK OPTION AGREEMENT

THIS AGREEMENT (this “Agreement”) is made as of the date of grant on the cover page hereof (the “Date of Grant”) by and between SQL Technologies Corp., a Florida corporation (the “Company”), and the recipient named on the cover page hereto (the “Participant”).

1. Grant of Stock Option. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Company’s 2018 Stock Incentive Plan, as amended and restated (the “Plan”), [pursuant to the Company’s Director Compensation Policy, for services rendered to the Company’s board of directors (the “Board”), the Compensation Committee (the “Committee”) of the Board][the Compensation Committee (the “Committee”) of the Company’s board of directors (the “Board”)] hereby grants to the Participant as of the Date of Grant a stock option (the “Option”) to purchase the number of shares of the Company’s common stock, no par value (the “Common Stock”) shown on the cover page hereof (the “Option Shares”). The Option may be exercised from time to time in accordance with the terms of this Agreement. The price per Option Share at which the Option Shares may be purchased pursuant to the Option shall be as set forth on the cover page hereof (the “Option Price”). If noted on page one of this Agreement that the Option is intended to be an “incentive stock option” within the meaning of that term under Section 422 of the Code, then this Agreement shall be construed in a manner that will enable the Option to be so qualified.

2. Term of Option. The term of the Option shall commence on the Date of Grant and, unless earlier terminated in accordance with Section 6 of this Agreement, shall expire [    ] years from the Date of Grant.

3. Right to Exercise. Subject to the expiration or earlier termination of the Option in accordance with its terms, the Option shall vest and become exercisable as set forth on the cover page hereof. To the extent the Option is vested and exercisable, it may be exercised in whole or in part. In no event shall the Participant be entitled to acquire a fraction of one Option Share pursuant to the Option. The Participant shall be entitled to the privileges of ownership with respect to Option Shares purchased and delivered to him/her upon the complete and valid exercise of all or part of the Option. The Company may require, as a condition to the exercise of the Option, that the Participant agree to be bound by any stockholders agreement among all or certain stockholders of the Company that may then be in effect, or certain provisions of any such agreement that may be specified by the Company, either in addition to or in lieu of the provisions of this Agreement (as determined by the Company).

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4. [Option Nontransferable. The Option granted hereby shall be neither transferable nor assignable by the Participant except by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Participant, only by the Participant, or in the event of his or her legal incapacity, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and court supervision.] [Option Transferability. The Option granted hereby may be transferred to a Permitted Transferee upon approval by the Committee. A “Permitted Transferee” shall mean (i) a Family Member, (ii) a trust created solely for the benefit of the Participant or a Family Member, or (iii) a partnership, limited liability company or entity whose only partners or stockholders are the Participant and/or Family Members.]

5. Notice of Exercise; Payment. To the extent then vested and exercisable, the Option may be exercised by written notice (on the form attached hereto as Attachment 1 or such other form acceptable to the Company) to the Company stating the number of Option Shares for which the Option is being exercised and the intended manner of payment. The date of such notice shall be the exercise date. Payment equal to the aggregate Option Price of the Option Shares for which the Option is being exercised shall be tendered in full with the notice of exercise to the Company in cash in the form of currency or check or other cash equivalent acceptable to the Company. The Participant may also tender the Option Price by (a) the actual or constructive transfer to the Company of nonforfeitable, nonrestricted shares of Common Stock, (b) by any combination of the foregoing methods of payment, including a partial tender in cash and a partial tender in nonforfeitable, nonrestricted shares of Common Stock, or (c) any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, a cashless exercise that complies with all applicable laws. Nonforfeitable, nonrestricted shares of Common Stock that are transferred by the Participant in payment of all or any part of the Option Price shall be valued on the basis of their Fair Market Value per share of Common Stock, as determined by the Committee. As a further condition precedent to the exercise of the Option, the Participant shall execute any documents which the Committee shall, in its sole discretion, deem necessary or advisable.

6. Termination of Agreement.

(a) [This Agreement and the portion of the Option that has not yet vested shall be forfeited and terminate automatically, without further action or notice, on the earlier of (i) ninety (90) calendar days after the Participant ceases to be an employee, director, advisor or consultant of the Company and its Subsidiaries for any reason, except as otherwise set forth in the Plan and (ii) [    ] years from the Date of Grant.][This Agreement and the portion of the Option that has not yet vested shall be forfeited and terminate automatically, without further action or notice, [    ] years from the Date of Grant.]

(b) Notwithstanding the foregoing, in the event that the Participant’s employment or other service is terminated for cause (as determined by the Committee), this Agreement shall terminate at the time of such termination and the Participant shall forfeit all rights under this Agreement without further action or notice, including his or her rights with respect to any unvested portion of the Option and any portion of the Option vested but not yet exercised, notwithstanding any other provision of this Agreement.

(c) In the event of the termination of the Participant’s employment or service for any reason other than that set forth in Section 6(b) above, only the portion of the Option vested as of the date of such termination pursuant to Section 3 may be exercised. For the purposes of this Agreement, the continuous employment or other service of the Participant with the Company shall not be deemed to have been interrupted, and the Participant shall not be deemed to have ceased to be an employee of the Company, by reason of the transfer of his or her employment among the Company and its Subsidiaries or a leave of absence of not more than thirty (30) days unless otherwise approved by the Committee.

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7. Compliance with Law. Notwithstanding any other provision of this Agreement, the Option shall not vest or be exercisable if the exercise thereof would result in a violation of any applicable federal or state securities law.

8. Lock-Up Agreement. The Participant agrees that, if requested by the Company in connection with a public offering of shares of Common Stock or other securities of the Company, the Participant will not sell, offer for sale or otherwise dispose of the Option Shares for such period of time as is determined by the Committee; provided that at least a majority of the Company’s directors and officers who hold options, shares of Common Stock or such other securities of the Company at such time are similarly bound.

9. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Participant under this Agreement without the Participant’s consent.

10. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

11. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the Option or its exercise.

12. Successors and Assigns. Without limiting Section 4, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Participant, and the successors and assigns of the Company.

13. Electronic Delivery. The Participant hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver in connection with this Agreement, the Option and any other award made or offered under the Plan. The Participant understands that, unless earlier revoked by the Participant by giving written notice to the Chief Executive Officer of Company, this consent shall be effective for the duration of the Agreement. The Participant also understands that he or she shall have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Participant consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

14. No Fractional Shares. Fractional shares of Common Stock will be subject to rounding conventions adopted by the Company from time to time; provided, that in no event will the total shares of Common Stock issued pursuant to this Agreement and the Option exceed the total Option Shares granted under this award.

15. Taxes and Withholding. The Participant is responsible for any federal, state, local or other taxes with respect to the Option Shares. The Company does not guarantee any particular tax treatment or results in connection with the grant or vesting of the Option Shares or the delivery of the Option Shares.

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16. Change in Control. In the event of a Change in Control (as defined below), any portion of the Option that has not vested shall immediately vest. For the purposes of this Section 16, a “Change in Control” means the occurrence of one of the following events:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the then outstanding shares of common stock of the Company (the “Outstanding Common Shares”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company; or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company; or

(b) Consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets, either directly or indirectly) in substantially the same proportions as their ownership of the Outstanding Common Shares immediately prior to such Business Combination, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the then outstanding shares of common stock of the entity resulting from such Business Combination, except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Company’s Board of Directors at the time of the action of the Board was taken providing for such Business Combination.

17. No Employment Contract. Nothing contained in this Agreement shall confer upon the Participant any right with respect to continuance of employment by the Company and its subsidiaries, nor limit or affect in any manner the right of the Company and its subsidiaries to terminate the employment or adjust the compensation of the Participant, in each case with or without cause.

18. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Florida.

19. Notices. Any notice to the Company provided for herein shall be in writing to the Company, marked Attention: Chief Executive Officer, and any notice to the Participant shall be addressed to the Participant at his or her address, e-mail or fax number on file with the Company. Any written notice required to be given to the Company shall be deemed to be duly given only when actually received by the Company.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Participant has also executed this Agreement in duplicate, as of the day and year first above written.

PARTICIPANT:	COMPANY:

[ ]	SQL TECHNOLOGIES Corp.

Signature:	Signature:

Signature:	Name:

Title:

Dated:	Dated:

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ATTACHMENT 1

FORM OF EXERCISE OF OPTION TO PURCHASE

SQL Technologies Corp.

Re: Stock Option Exercise Notice

I was granted an option (the “Option”) to purchase shares of the common stock (the “Shares”) of SQL Technologies Corp., Inc. (the “Company”) pursuant to the Company’s 2018 Stock Incentive Plan, as amended and restated (the “Plan”) and my Stock Option Agreement (the “Option Agreement”) as follows:

Date of Grant:

Number of Shares:

Exercise Price per Share:	$

2. Exercise of Option. I hereby elect to exercise the Option to purchase the following number of Shares, all of which have vested in accordance with the Option Agreement:

Total Shares Purchased:

Total Exercise Price (Total Shares X Exercise Price per Share)

$

3. Payments. I enclose payment in full of the total exercise price for the Shares in the following form(s), as authorized by the Option Agreement:

Cash:	$

Check:	$

Tender of shares of Company common stock:	Contact Plan Administrator

Cashless Exercise (same-day sale):	Contact Plan Administrator

4. Tax Withholding. I authorize payroll withholding and otherwise will make adequate provision for the federal, state, local and foreign tax withholding obligations of the Company, if any, in connection with the Option. If I am exercising a Nonstatutory Stock Option, I enclose payment in full of my withholding taxes, if any, as follows:

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